UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: February 20, 2007

X-RITE, INCORPORATED

Michigan	000-14800	38-1737300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 44th Street S.E.

Grandville, Michigan 49512

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code:

(616) 803-2203

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Employment Agreement

Effective February 20, 2007, X-Rite, Incorporated (the “Company”) entered into an Employment Agreement with Bernard J. Berg, the Company’s Senior Vice President of Engineering. Mr. Berg currently serves in that capacity, but does not have an employment agreement. Under the terms of the Employment Agreement, Mr. Berg (i) will receive a base salary of $216,000 per year, (ii) is entitled to participate in any bonus plan or other incentive compensation program applicable to the Company’s executives, (iii) is entitled to participate in any short-term incentive compensation program applicable to the Company’s executives, with an initial annual performance bonus potential of 40 percent of his base salary if the Company achieves target performance and up to 80 percent of his base salary if the Company achieves exceptional performance, (iv) is entitled to participate in any long-term incentive compensation program applicable to the Company’s executives, with 60 percent to consist of restricted stock awards and 40 percent to consist of stock option awards, and (v) is entitled to insurance and other fringe benefits pursuant to the Company’s plans and policies in effect for its executives as set forth in the Employment Agreement.

In the event of termination of Mr. Berg’s employment by the Company without cause or by Mr. Berg for good reason, Mr. Berg will receive as outlined in the Employment Agreement (i) severance pay equal to his monthly salary for the last full month immediately preceding his termination, payable until December 31, 2008, (ii) a pro rata portion of any annual performance bonus to which Mr. Berg would have been entitled for the year in which the Employment Period is terminated, (iii) payment of Mr. Berg’s continuation health coverage premiums under Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, for eighteen (18) months following the date of termination, and (iv) any unvested stock options and restricted stock held by Mr. Berg will continue to vest, and any vested stock options and restricted stock held by Mr. Berg will remain exercisable to the extent provided for in the stock option and restricted stock agreements to which they relate.

Consulting Agreement

On February 20, 2007, the Company entered into a Consulting Agreement with Mr. Berg which becomes effective January 1, 2009 after the expiration of the term of his Employment Agreement. Under the terms of the Consulting Agreement, Mr. Berg will provide consulting services as requested by the chief executive officer and/or the chief technology officer for a term of two (2) years following the effective date. Mr. Berg will not be obligated to provide consulting services for more than seven (7) days per month during the first year of the term and four (4) business days per month during the second year of the term. In consideration of Mr. Berg’s performance, the Company will (i) pay Mr. Berg an annual consulting fee in the amount of $100,000, and (ii) pay Mr. Berg’s continuation health coverage premiums under Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, for eighteen (18) months following the effective date.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Employment Agreement, dated as of February 20, 2007, by and between X-Rite, Incorporated and Bernard J. Berg.

10.2 Consulting Agreement, dated as of February 20, 2007, by and between X-Rite, Incorporated and Bernard J. Berg.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

X-RITE, INCORPORATED

Dated: February 26, 2007	By:	/s/ Mary E. Chowning
Mary E. Chowning Chief Financial Officer